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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 24, 1999 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders of Regis Corporation, which is incorporated by reference in Regis Corporation's Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference of our report dated August 24, 1999, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                                      PRICEWATERHOUSECOOPERS LLP



Minneapolis, Minnesota
November 11, 1999